Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-269898) of BHP Billiton Finance (USA) Limited;

(2)	Registration Statement (Form S-8 No. 333-100496) pertaining to the BHP Billiton Limited Group Incentive Scheme;

(3)	Registration Statement (Form S-8 No. 333-141531) pertaining to the BHP Billiton Limited Global Employee Share Plan;

(4)	Registration Statement (Form S-8 No. 333-160636) pertaining to the BHP Billiton Limited Executive Incentive Plan and Group Short Term Incentive Plan; and

(5)	Registration Statement (Form S-8 No. 333-227431) pertaining to the BHP Billiton Limited Executive Incentive Plan and the BHP Billiton Limited Global Employee Share Plan;

of our reports dated 30 August 2024, with respect to the consolidated financial statements of BHP Group Limited, and the effectiveness of internal control over financial reporting of BHP Group Limited included in this Annual Report (Form 20-F) of BHP Group Limited for the year ended 30 June 2024.

/s/ Ernst & Young

Melbourne, Australia

30 August 2024